Exhibit 99.1

Green Bankshares Reports Preliminary Year-End Results

GREENEVILLE, Tenn.--(BUSINESS WIRE)--January 22, 2009--Green Bankshares, Inc. (NASDAQ:GRNB), the holding company for GreenBank, today reported preliminary financial results for the fourth quarter and year ended December 31, 2008. Consistent with its fourth quarter outlook issued on December 30, 2008, the Company expects to report a net loss available to common shareholders of $15,326,000 or $1.18 per diluted share for the quarter compared with net income available to common shareholders of $2,758,000 or $0.21 per diluted share for the fourth quarter of 2007. For the year ended December 31, 2008, the net loss available to common shareholders was $5,452,000 compared with record net income of $24,374,000 reported in 2007. On a diluted share basis, the Company reported a net loss available to common shareholders of $0.42 per share compared with diluted earnings per share of $2.07 in 2007.

The results for the full-year 2008 and the fourth quarter are subject to Management’s review and analysis of third-party data received in relation to the Company’s valuation of goodwill. If it is determined that a goodwill impairment charge is appropriate, it would be a non-cash charge that would not have an adverse impact on the Company’s liquidity or capital ratios. The Company’s capital ratios are strong, will remain strong, and will be above the regulatory requirements necessary to be deemed a well-capitalized financial institution.

Stan Puckett, Chairman and Chief Executive Officer, stated, "The Company's performance was clearly affected by the economic downturn of 2008 and, more specifically, the continued weaknesses in residential real estate markets and our exposure to these markets. The economic downturn now has been identified as a recession, accompanied by high unemployment and dwindling consumer confidence. During such times, we believe it is prudent to build even stronger capital levels and aggressively address credit quality issues. Our financial results for 2008, although disappointing, reflect these beliefs."

Puckett added, "Bolstered by the sale of $72.3 million of preferred stock to the U.S. Treasury on December 23, 2008, the Company remained 'well-capitalized' – the highest capital regulatory rating a financial institution can achieve. The Bank's Tier 1 leverage ratio was 10.98%, its Tier 1 risk-based capital ratio was 13.33%, and the Bank's total risk-based capital ratio was 14.60% – all exceeding the required minimums of 5%, 6% and 10%, respectively, to be deemed a 'well capitalized' institution."

Year-end 2008 credit quality data included:

  96.7% of non-performing assets (NPAs) were secured by real estate, of which 96.1% were secured by residential real estate.
  NPAs totaling $76.8 million at December 31, 2008, have been written down an average of 20.7%, based upon principal balances.
  Exposure to residential construction loans to contractors has been reduced 16.9% to $160.8 million at the end of the quarter from $193.5 million at September 30, 2008, and from $229.7 million at December 31, 2007.
  Subdivision loans to developers were $242.3 million at December 31, 2008, down from $274.3 million at September 30, 2008.
  At year-end approximately $21 million of loans on non-accrual were less than 30 days past due compared with $7 million at September 30, 2008.
  Loans 30 days or more past due totaled $28.0 million, or 1.3% of loans outstanding at December 31, 2008, excluding non-accrual loans, compared with $12.8 million or 0.55% of loans outstanding at September 30, 2008.

The following information graphically displays the Bank-only loan portfolio breakdown, by purpose code, at December 31, 2008, and does not include overdraft reclassifications:

(See accompanying chart)

At December 31, 2008, NPAs totaled $76,806,000 or 2.61% of total assets compared with $52,956,000 or 1.76% of total assets at September 30, 2008, and $36,937,000 or 1.25% of total assets at December 31, 2007. Non-performing loans declined $9,306,000 from third quarter 2008 level, while OREO increased $33,156,000 during the same time as foreclosures rose. The increase for the fourth quarter primarily reflected continued weakness in the Company's subdivision and land acquisition segment of the loan portfolio, which comprises approximately 11% of the total portfolio and, to a lesser degree, deterioration in the residential speculative construction portfolio, which comprises approximately 7% of the loan portfolio. Management recognizes the probability that the recession may elevate defaults and losses in the remainder of the loan portfolio; however, the remaining 82% of the loan portfolio currently is performing satisfactorily.

The Company's allowance for loan losses totaled $48,811,000 or 2.20% of total loans at December 31, 2008, up from $34,856,000 or 1.50% of total loans at September 30, 2008, and $34,111,000 or 1.45% of total loans as of December 31, 2007. The allowance for loan losses reflects a current coverage ratio of non-performing loans of over 155% at year-end compared with 86% at September 30, 2008, and 106% at the end of 2007. During the fourth quarter, the Company's provision for loan losses was $32,283,000, up from $8,620,000 for the third quarter of 2008 and $10,806,000 in the fourth quarter last year. The full-year 2008 provision for loan losses totaled $52,810,000 versus $14,483,000 for 2007. Net charge-offs in the fourth quarter, relative to average loans net of unearned income, totaled $18,328,000 versus $9,115,000 for the third quarter of 2008 and $10,398,000 in the fourth quarter of 2007. For the full year, net charge-offs totaled $38,110,000 or 1.63% of average total loans compared with $11,696,000 or 0.57% for 2007.

Net interest income for the fourth quarter of 2008 totaled $21,125,000, net of interest reversals of more than $704,000 compared with net interest income of $25,606,000 in the same period a year ago. Net interest margin contracted to 3.30% in the current quarter from 3.72% for the third quarter of 2008 and 3.91% in the fourth quarter of 2007, reflecting the combination of falling loan interest rates, interest reversals and the impact on net interest income of carrying a higher level of average non-accrual loans. Including interest reversals of over $2,024,000, net interest income for 2008 increased slightly to $95,025,000 from $94,653,000 in the prior year.

Non-interest income totaled $10,186,000 for the fourth quarter, up 24% from $8,185,000 in the fourth quarter of 2007, principally as a result of net securities gains of $2,589,000 during the fourth quarter of 2008. For 2008, non-interest income rose 22% to $33,614,000 from $27,602,000 in 2007. The net gain on the sale of securities, coupled with continued growth in the Company's High Performance Checking product, were the primary drivers of this increase. On a year-to-date basis, the High Performance Checking program added over $23 million to non-interest income, up almost 21% over last year, offsetting lower mortgage banking income and wealth management fees.

Non-interest expense totaled $24,192,000 in the fourth quarter of 2008, including OREO losses of $4,006,000 related to the Company's efforts to aggressively liquidate OREO throughout the quarter. Compared with the fourth quarter of 2007, non-interest expense rose $4,548,000 or 23%, primarily due to OREO losses. Reflecting the earnings trend, the efficiency ratio for the fourth quarter was 77.26% compared with 67.74% for the third quarter of 2008 and 58.04% for the fourth quarter of 2007. For 2008, non-interest expense rose $16,585,000 or 24% to $85,837,000 from $69,252,000 in 2007, primarily reflecting $7,028,000 in OREO losses in 2008 plus the full-year 2008 impact of the normal incremental operating costs associated with an acquisition completed in May 2007. The Company's efficiency ratio for 2008 was 66.73% versus 56.67% for 2007.

At December 31, 2008, the Company's total assets declined slightly to $2,944,671,000 compared with $2,947,741,000 at December 31, 2007, and were down from $3,012,041,000 at September 30, 2008. Net loans of $2,223,390,000 at December 31, 2008, declined less than 1% from $2,356,376,000 at December 31, 2007, and were down slightly from $2,323,076,000 at September 30, 2008. Deposits increased 1% to $2,184,147,000 at December 31, 2008, from $1,986,793,000 at December 31, 2007, and were down slightly from $2,276,198,000 as of September 30, 2008.

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $2.945 billion, is the holding company for GreenBank. GreenBank, which traces its origin to 1890, has 63 branches across East and Middle Tennessee, and one branch each in Bristol, Virginia, and Hot Springs, North Carolina. It also provides wealth management services through its GreenWealth Division and residential mortgage lending through its Mortgage Division. In addition, GreenBank conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending; and Fairway Title Co., a title insurance company.

Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties related to the Company's business are discussed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements.

GREEN BANKSHARES, INC. Unaudited Financial Highlights (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Interest income	$39,147	$42,566	$49,911	$170,516	$176,626
Interest expense	18,022	18,182	24,305	75,491	81,973
Net interest income	21,125	24,384	25,606	95,025	94,653
Provision for loan losses	32,283	8,620	10,806	52,810	14,483
Net interest income (loss) after provision for loan losses	(11,158)	15,764	14,800	42,215	80,170
Non-interest income	10,186	8,010	8,185	33,614	27,602
Non-interest expense	24,192	21,944	19,644	85,837	69,252
Income (loss) before income taxes	(25,164)	1,830	3,341	(10,008)	38,520
Income tax (benefit) provision	(9,930)	596	583	(4,648)	14,146
Income (loss)	(15,234)	1,234	2,758	(5,360)	24,374
Preferred stock dividends	92	--	--	92	--
Net income (loss) available to common shareholders	$(15,326)	$1,234	$2,758	$(5,452)	$24,374
Comprehensive income (loss)	$(16,008)	$1,547	$4,829	$(7,530)	$26,010

Earnings per share:
Basic	$(1.18)	$0.10	$0.21	$(0.42)	$2.07
Diluted	$(1.18)	$0.10	$0.21	$(0.42)	$2.07

Weighted average shares:
Basic	12,936	12,932	12,927	12,933	11,757
Diluted	12,999	12,948	12,963	12,991	11,799

Dividends declared per share	$0.13	$0.13	$0.29	$0.52	$0.68

			Dec. 31, 2008	Sept. 30, 2007	Dec. 31, 2007
Total assets			$2,944,671	$3,012,041	$2,947,741
Cash and cash equivalents			198,358	102,919	65,717
Investment securities			217,249	306,857	248,898
Loans, net of unearned interest			2,223,390	2,323,076	2,356,376
Allowance for loan losses			48,811	34,856	34,111
Deposits			2,184,147	2,276,198	1,986,793
Shareholders' equity			381,231	326,482	322,477
Tangible shareholders' equity [1]			225,757	170,365	164,650
Book value per share			23.56	25.12	24.94
Tangible book value per share [1]			17.22	13.11	12.73
[1]	Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

GREEN BANKSHARES, INC.
Consolidated Balance Sheets
December 31, 2008, September 30, 2008 and December 31, 2007
(Dollars in thousands)

	(Unaudited)	(Unaudited)
	December 31,	September 30,	December 31,
	2008	2008	2007*
ASSETS

Cash and due from banks	$193,095	$46,168	$65,717
Federal funds sold	5,263	56,751	-
Cash and cash equivalents	198,358	102,919	65,717

Securities available-for-sale ("AFS")	203,562	292,897	235,273
Securities held-to-maturity (with a market value of $601, $700 and $1,280 on December 31, 2008, September 30, 2008 and December 31, 2007)	657	757	1,303
FHLB and other stock, at cost	13,030	13,203	12,322
Loans held for sale	442	1,824	2,331
Loans, net of unearned income	2,223,390	2,323,076	2,356,376
Allowance for loan losses	(48,811)	(34,856)	(34,111)
Other real estate owned and repossessed assets	45,371	12,215	4,859
Bank premises and equipment, net	83,359	83,569	82,697
Cash surrender value of life insurance	29,539	29,270	28,466
Goodwill	143,389	143,389	143,140
Core deposit and other intangibles	12,085	12,728	14,687
Other assets	40,300	31,050	34,681
Total assets	$2,944,671	$3,012,041	$2,947,741

LIABILITIES AND SHAREHOLDERS' EQUITY

Noninterest-bearing deposits	$176,685	$189,262	$201,289
Interest-bearing deposits	2,007,462	2,086,936	1,785,504
Total deposits	2,184,147	2,276,198	1,986,793

Federal funds purchased	-	413	87,787
Repurchase agreements	35,302	64,929	106,738
FHLB advances and notes payable	229,349	229,906	318,690
Subordinated debentures	88,662	88,662	88,662
Accrued interest payable and other liabilities	25,980	25,451	36,594
Total liabilities	2,563,440	2,685,559	2,625,264

SHAREHOLDERS' EQUITY

Preferred stock: no par value, 1,000,000 shares authorized; 72,278, 0, 0 shares outstanding	72,278	-	-
Common stock: $2 par value, 20,000,000 shares authorized; 13,112,687, 13,001,226 and 12,931,015 shares outstanding	26,225	25,998	25,862
Additional paid in capital	187,742	185,631	185,170
Retained earnings	95,649	114,742	109,938
Accumulated other comprehensive income (loss)	(663)	111	1,507
Total shareholders' equity	381,231	326,482	322,477

Total liabilities & shareholders' equity	$2,944,671	$3,012,041	$2,947,741

* Derived from Audited Consolidated Financial Statements.

GREEN BANKSHARES, INC.
Consolidated Statements of Income and Comprehensive Income
Three Months Ended December 31, 2008, September 31, 2008 and December 31, 2007 and Twelve Months Ended December 31, 2008 and 2007
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$34,974	$38,497	$46,447	$155,627	$166,673
Taxable securities	3,636	3,487	2,923	12,770	8,415
Nontaxable securities	320	320	339	1,297	867
FHLB and other stock	154	176	197	647	610
Federal funds sold and other	63	86	5	175	61
Total interest income	39,147	42,566	49,911	170,516	176,626

Interest expense:
Deposits	14,433	14,345	17,395	58,090	61,372
Federal funds purchased and repurchase agreements	57	262	1,352	2,111	4,183
FHLB advances and notes payable	2,467	2,525	3,903	10,735	11,905
Subordinated debentures	1,065	1,050	1,655	4,555	4,513
Total interest expense	18,022	18,182	24,305	75,491	81,973

Net interest income	21,125	24,384	25,606	95,025	94,653

Provision for loan losses	32,283	8,620	10,806	52,810	14,483

Net interest income (loss) after provision for loan losses	(11,158)	15,764	14,800	42,215	80,170

Noninterest income:
Service charges on deposit accounts	5,651	6,070	5,541	23,176	19,169
Other charges and fees	681	502	669	2,192	2,012
Trust and investment services income	480	564	494	1,878	2,019
Mortgage banking income	115	139	394	804	1,524
Net gain (loss) on the sale of securities	2,589	72	1	2,661	(41)
Other income	670	663	1,086	2,903	2,919
Total noninterest income	10,186	8,010	8,185	33,614	27,602
Noninterest expense:
Employee compensation	7,995	8,961	8,633	33,615	31,132
Employee benefits	1,145	1,197	1,175	4,788	4,359
Occupancy expense	1,790	1,746	1,662	6,900	5,711
Equipment expense	989	719	230	3,555	2,618
Computer hardware/software expense	686	715	1,032	2,752	2,169
Professional services	641	470	482	2,069	2,184
Advertising	1,140	710	868	3,538	2,736
Loss on OREO and repossessed assets	4,006	1,942	77	7,028	(76)
Core deposit and other intangible amortization	644	649	674	2,602	2,012
Other expenses	5,156	4,835	4,811	18,990	16,407
Total noninterest expense	24,192	21,944	19,644	85,837	69,252

Income (loss) before income taxes	(25,164)	1,830	3,341	(10,008)	38,520

Income taxes provision (benefit)	(9,930)	596	583	(4,648)	14,146

Net income (loss)	(15,234)	1,234	2,758	(5,360)	24,374

Preferred stock dividends and accretion of discount on warrants	92	-	-	92	-

Net income (loss) available to common shareholders	$(15,326)	$1,234	$2,758	$(5,452)	$24,374

Comprehensive income	$(16,008)	$1,547	$4,829	$(7,530)	$26,010

Per share of common stock:
Basic earnings	($1.18)	$0.10	$0.21	($0.42)	$2.07
Diluted earnings	($1.18)	$0.10	$0.21	($0.42)	$2.07
Dividends	$0.13	$0.13	$0.29	$0.52	$0.68

Weighted average shares outstanding:
Basic	12,935,665	12,931,774	12,926,673	12,932,576	11,756,699
Diluted	12,998,685	12,947,618	12,962,869	12,990,790	11,799,142

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
(UNAUDITED)

(Dollars in thousands except share and per share data)

	December 31,	December 31,	%
	2008	2007	Change
Financial Condition Data:

Assets	$2,944,671	$2,947,741	-0.10%
Loans, net of unearned interest	2,223,390	2,356,376	-5.64%
Cash and investments	415,607	314,615	32.10%
Deposits	2,184,147	1,986,793	9.93%
Federal funds purchased	-	87,787	-100.00%
FHLB advances and notes payable	229,349	318,690	-28.03%
Subordinated debentures	88,662	88,662	0.00%
Repurchase agreements	35,302	106,738	-66.93%
Shareholders' equity	381,231	322,477	18.22%
Tangible shareholders' equity (1)	225,757	164,650	37.11%

Ratios:
Common book value per share	$23.56	$24.94	-5.53%
Tangible book value per share (1)	$17.22	$12.73	35.27%
Total tangible equity to tangible assets (1)(2)	8.09%	5.77%	40.31%
Tangible common equity to tangible assets (3)(2)	5.50%	5.90%	-6.76%
Average equity to average assets	11.24%	10.91%	3.02%
Dividend payout ratio	126.83%	32.85% (4)	N/A

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(2) Tangible assets is total assets less goodwill and intangible assets.
(3) Tangible common equity is shareholders'' equity less preferred stock, goodwill and intangible assets.
(4) Includes special dividend of $0.16 per share paid in December 2007.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	% Change	2008	2007	% Change
Operating Data:

Total Interest Income	$39,147	$49,911	-21.57%	$170,516	$176,626	-3.46%
Total Interest Expense	18,022	24,305	-25.85%	75,491	81,973	-7.91%
Net Interest Income	21,125	25,606	-17.50%	95,025	94,653	0.39%
Provision for Loan Losses	32,283	10,806	198.75%	52,810	14,483	264.63%
Net Interest Income After Provision for Loan Losses	(11,158)	14,800	-175.39%	42,215	80,170	-47.34%
Non-Interest Income	10,186	8,185	24.45%	33,614	27,602	21.78%
Non-Interest Expense	24,192	19,644	23.15%	85,837	69,252	23.95%
Income Before Income Taxes	(25,164)	3,341	-853.19%	(10,008)	38,520	-125.98%
Income Tax Expense	(9,930)	583	-1803.26%	(4,648)	14,146	-132.86%
Net income (loss)	(15,234)	2,758	-652.36%	(5,360)	24,374	-121.99%
Preferred stock dividend and accretion of discount on warrants	92	-	100.00%	92	-	100.00%
Net income (loss) available to common shareholders	$(15,326)	$2,758	-655.69%	$(5,452)	$24,374	-122.37%

Comprehensive Income	$(16,008)	$4,829	-431.50%	$(7,530)	$26,010	-128.95%

Per Share of Common Stock:
Basic Earnings	($1.18)	$0.21	-661.90%	($0.42)	$2.07	-120.29%
Diluted Earnings	($1.18)	$0.21	-661.90%	($0.42)	$2.07	-120.29%
Dividends	$0.13	$0.29	-55.17%	$0.52	$0.68	-23.53%

Weighted Average Shares Outstanding:
Basic	12,935,665	12,926,673		12,932,576	11,756,699
Diluted	12,998,685	12,962,869		12,990,790	11,799,142

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007
Key Financial Ratios:

Return on Average Assets	-2.07%	0.16%	0.37%	-0.18%	0.98%
Return on Average Shareholders' Equity	-18.11%	1.49%	3.34%	-1.64%	8.96%
Return on Average Tangible Shareholders' Equity (1)	-33.71%	2.82%	6.59%	-3.10%	15.41%
Interest Rate Spread	3.11%	3.53%	3.54%	3.48%	3.83%
Net Interest Margin	3.30%	3.72%	3.91%	3.70%	4.25%
Efficiency Ratio	77.26%	67.74%	58.04%	66.73%	56.67%

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

	December 31,	September 30,	December 31,
	2008	2008	2007
Asset Quality Ratios:
Nonperforming Loans as a Percentage of Total Loans, net of Unearned Income	1.41%	1.75%	1.36%
Nonperforming Assets as a Percentage of Total Assets	2.61%	1.76%	1.25%
Allowance for Loan Losses as a Percentage of Total Loans, net of Unearned Income	2.20%	1.50%	1.45%
Allowance for Loan Losses as a Percentage of Nonperforming Loans	155.28%	85.56%	106.34%
Net Charge-Offs to Average Total Loans, Net of Unearned Income	1.63%	0.84%	0.57%

GREEN BANKSHARES, INC. Consolidated Financial Highlights December 31, 2008 (UNAUDITED)

Nonperforming Assets and Net Charge-offs

As of and for the year ended December 31, 2008	Bank	Other	Total
Loans past due 90 days and still accruing	$509	$-	$509
Nonaccrual loans	29,956	970	30,926
Other real estate owned and repossessed assets	45,054	317	45,371
Total nonperforming assets	$75,519	$1,287	$76,806

Net charge-offs	$35,564	$2,546	$38,110

As of and for the year ended December 31, 2007	Bank	Other	Total
Loans past due 90 days and still accruing	$18	$-	$18
Nonaccrual loans	31,560	500	32,060
Other real estate owned and repossessed assets	4,311	548	4,859
Total nonperforming assets	$35,889	$1,048	$36,937

Net charge-offs	$10,193	$1,503	$11,696
Asset Quality Ratios

As of and for the year ended December 31, 2008	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	1.38%	2.48%	1.41%
Nonperforming assets as a percentage of total assets	2.58%	2.57%	2.61%
Allowance for loan losses as a percentage of total loans, net of unearned income	2.06%	8.27%	2.20%
Allowance for loan losses as a percentage of nonperforming loans	149.59%	333.81%	155.28%
Net charge-offs to average total loans, net of unearned income	1.53%	6.42%	1.63%

As of and for the year ended December 31, 2007	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	1.35%	1.30%	1.36%
Nonperforming assets as a percentage of total assets	1.22%	2.11%	1.25%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.32%	7.96%	1.45%
Allowance for loan losses as a percentage of nonperforming loans	98.37%	609.80%	106.34%
Net charge-offs to average total loans, net of unearned income	0.50%	4.14%	0.57%

GREEN BANKSHARES, INC.
Condensed Average Balances, Interest Rates and Yields
December 31, 2008

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2008			2007			2008			2007

	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	2,228,605	34,986	6.25%	2,364,964	46,468	7.80%	2,298,905	155,683	6.77%	2,059,719	166,759	8.10%
Investment securities(2)	293,860	4,282	5.80%	250,022	3,639	5.77%	273,343	15,412	5.64%	178,673	10,366	5.80%
Other short-term investments	49,493	64	0.51%	384	5	5.17%	17,941	175	0.98%	1,054	54	5.12%
Total interest-earning assets	2,571,958	39,332	6.08%	2,615,370	50,112	7.60%	2,590,189	171,270	6.61%	2,239,446	177,179	7.91%

Non-interest earning assets	379,429			318,997			366,091			255,908
Total assets	2,951,387			2,934,367			2,956,280			2,495,354

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	591,785	1,862	1.25%	681,366	3,911	2.28%	645,636	9,588	1.49%	654,696	16,703	2.55%
Time deposits	1,455,619	12,571	3.44%	1,130,320	13,484	4.73%	1,317,362	48,502	3.68%	951,455	44,669	4.69%
Total interest bearing-deposits	2,047,404	14,433	2.80%	1,811,686	17,395	3.81%	1,962,998	58,090	2.96%	1,606,151	61,372	3.82%

Securities sold under repurchase and short-term borrowings	41,540	57	0.55%	140,282	1,352	3.82%	106,309	2,111	1.99%	95,715	4,183	4.37%
Notes payable	318,231	3,532	4.42%	422,934	5,558	5.21%	342,816	15,290	4.46%	307,737	16,418	5.34%

Total interest-bearing liabilities	2,407,175	18,022	2.98%	2,374,902	24,305	4.06%	2,412,123	75,491	3.13%	2,009,603	81,973	4.08%

Non-Interest Bearing Liabilities:
Demand Deposits	182,057			203,750			187,058			184,529
Other Liabilities	25,447			28,478			24,832			29,067
Total Non-Interest Bearing Liabilities	207,504			232,228			211,890			213,596

Total liabilities	2,614,679			2,607,130			2,624,013			2,223,199

Shareholders' equity	336,708			327,237			332,267			272,155

Total liabilities & shareholders' equity	2,951,387			2,934,367			2,956,280			2,495,354

Net interest income		21,310			25,807			95,779			95,206

Interest rate spread			3.11%			3.54%			3.48%			3.83%

Net yield on interest-earning assets (net interest margin)			3.30%			3.91%			3.70%			4.25%

(1)2008 average loan balances exclude nonaccrual loans for the periods presented. 2007 average loan balances include nonaccrual loans for the periods presented, as they were not material.

(2)Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
December 31, 2008
(UNAUDITED)

	December 31, 2008		September 31, 2008
Loans	Balance	%	Balance	%	% Change
Commercial	$315,099	14.08%	$319,087	13.65%	-1.25%
Commercial real estate	1,430,225	63.92%	1,525,742	65.27%	-6.26%
Residential real estate	397,922	17.78%	391,550	16.75%	1.63%
Consumer	89,733	4.01%	91,866	3.93%	-2.32%
Other	4,656	0.21%	9,237	0.40%	-49.59%
	2,237,635	100.00%	2,337,482	100.00%	-4.27%

Less: Unearned interest income	(14,245)		(14,406)
Total	$2,223,390		$2,323,076

Loan Balances by Geographical Region and Operating Subsidiaries

	December 31, 2008		September 31, 2008
	Loan	% to	Loan	% to
	Balance	Total Loans	Balance	Total Loans	% Change

Northeastern Tennessee Region[1]	$524,535	23.59%	$546,378	23.52%	-4.00%
East Tennessee Region	755,147	33.96%	789,422	33.98%	-4.34%
Middle Tennessee Region	903,165	40.63%	947,408	40.79%	-4.67%

GCB Acceptance Corporation	16,672	0.75%	16,526	0.71%	0.88%
Superior Financial Services, Inc.	23,871	1.07%	23,342	1.00%	2.27%

Total	$2,223,390	100.00%	$2,323,076	100.00%	-4.29%
[1] Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

	December 31, 2008		September 31, 2008
Deposits	Balance	%	Balance	%	% Change
Non-interest bearing demand	$176,685	8.09%	$189,262	8.31%	-6.65%
Interest bearing demand	445,927	20.42%	433,735	19.06%	2.81%
Money market and savings	148,286	6.79%	165,343	7.26%	-10.32%
Retail time	646,009	29.58%	634,967	27.90%	1.74%
Jumbo time	767,240	35.13%	852,891	37.47%	-10.04%
Total	$2,184,147	100.01%	$2,276,198	100.00%	-4.04%

Deposit Balances by Geographical Region

	December 31, 2008		September 31, 2008
	Balance	%	Balance	%	% Change
Northeastern Tennessee Region[1]	$996,712	45.63%	$1,103,236	48.47%	-9.66%
East Tennessee Region	257,716	11.80%	260,211	11.43%	-0.96%
Middle Tennessee Region	929,719	42.57%	912,751	40.10%	1.86%

Total	$2,184,147	100.00%	$2,276,198	100.00%	-4.04%
[1] Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina

CONTACT:
Green Bankshares, Inc.
James E. Adams, 423-278-3050
Executive Vice President and Chief Financial Officer